                                  SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        CIGNA INVESTMENT SECURITIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    5) Total fee paid:

       -------------------------------------------------------------------------


[ ] Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

        ------------------------------------------------------------------------

    2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    3)  Filing Party:

        ------------------------------------------------------------------------

    4)  Date Filed:

        ------------------------------------------------------------------------

                        CIGNA INVESTMENT SECURITIES, INC.



                                                      Philadelphia, Pennsylvania
                                                                November 1, 1999

To Our Shareholders:

     CIGNA Investment Securities, Inc. (the "Fund") will hold a Special Meeting of Shareholders at The Sheraton Springfield Hotel, One Monarch Place, Springfield, Massachusetts 01144 on Tuesday, December 7, 1999 at 9:00 a.m., Eastern Time. Formal notice of the meeting appears on the next page and is followed by the proxy statement.

     I am writing to request that you consider two matters relating to your investment in the Fund. The Board of Directors asks you to cast your vote in favor of:

     1. Changing the Fund's investment objective to permit a greater percentage of Fund assets to be invested in high yield, below investment grade securities; and

     2. Amending one of the Fund's fundamental investment restrictions to permit the Fund to invest in futures and options on futures on foreign currency in order to hedge currency risk.

     We hope you will find it convenient to attend the meeting, but we urge you in any event to complete and return the enclosed proxy card in the envelope provided. It is very important that your proxy card be received as soon as possible so that the necessary quorum will be represented at the meeting. If you do attend, you may vote in person if you so desire.



                                         Sincerely,


                                         /s/ Richard H. Forde

                                         Richard H. Forde
                                         CHAIRMAN OF THE BOARD OF DIRECTORS
                                         CIGNA Investment Securities, Inc.

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

SHAREHOLDERS ARE URGED TO INDICATE THEIR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT ATTENTION IS APPRECIATED.
--------------------------------------------------------------------------------

                        CIGNA INVESTMENT SECURITIES, INC.


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS







To Shareholders of CIGNA Investment Securities, Inc.

     CIGNA Investment Securities, Inc. (the "Fund") will hold a Special Meeting of Shareholders at The Sheraton Springfield Hotel, One Monarch Place, Springfield, Massachusetts 01144 on December 7, 1999 at 9:00 a.m., Eastern Time, for the following purposes:


     (1) A proposed change to the Fund's investment objective.

     (2) A proposed change to one of the Fund's fundamental investment restrictions.

     (3) Any other business properly brought before the meeting.

     Holders of record of the shares of the Fund at the close of business on October 26, 1999 are entitled to vote at the meeting.





                                               /s/ Jeffrey S. Winer

                                               Jeffrey S. Winer
                                               SECRETARY










Philadelphia, Pennsylvania
November 1, 1999

                                 PROXY STATEMENT

                       SPECIAL MEETING OF SHAREHOLDERS OF
                        CIGNA INVESTMENT SECURITIES, INC.

PART 1 - INTRODUCTION

     This proxy statement is furnished in connection with the solicitation of proxies by the Directors of the Fund for use at a Special Meeting of Shareholders of the Fund to be held at The Springfield Sheraton Hotel, One Monarch Place, Springfield, Massachusetts 01144 on December 7, 1999 at 9:00 a.m., Eastern Time, and at any postponement or adjournment thereof.

     The Board of Directors has sent you this proxy statement to ask for your vote on the following proposals:

     1.  Approval of Change to Investment Objective

     2.  Approval of Change to Fundamental Investment Restriction

PART 2 - THE FUND'S PROPOSALS

                                   PROPOSAL 1

                   APPROVAL OF CHANGE TO INVESTMENT OBJECTIVE

     At a Special Meeting of the Board of Directors of the Fund held on September 29, 1999, the Fund's Board of Directors approved, subject to shareholder approval, a change in the Fund's investment objective to permit up to 35% of Fund assets to be invested in high yield, below investment grade bonds. These securities are commonly known as junk bonds. Presently, the Fund may invest up to 15% of its assets in high yield, below investment grade securities.

     The Fund's investment objective currently reads as follows:

     to generate income and obtain capital appreciation by investing at least 85% of its total assets in investment grade debt securities and preferred stocks. Total return results are emphasized over current yield.

     The proposed investment objective for the Fund is:

     to generate income and obtain capital appreciation by investing, under normal market conditions, at least 65% of its total assets in investment grade debt securities and preferred stocks.

     Thus, under the proposed amendment to the Fund's investment objective, the Fund will continue to invest, under normal market conditions, at least 65% of its assets in investment grade debt securities and preferred stocks. The Fund would invest less than 65% of its assets in the investment grade debt if the return on high yield bonds far exceeded the return available from investment grade bond, without a corresponding increase in risk. The Fund does not anticipate that this would occur. In any event, any investment by the Fund of less than 65% of its assets in investment grade bonds and preferred stocks would be temporary. The Fund does not expect that removal of the sentence "total return results are emphasized over current yield" from the investment objective will affect the operation of the Fund.


REASON FOR CHANGING OBJECTIVE, AND RELATED RISKS

     Based on advice from the Fund's investment adviser, CIGNA Investments, Inc. ("CIGNA Investments"), the Board of Directors recommends changing the Fund's investment objective in order to provide the Fund with the ability to invest a higher percentage of assets in high yield, high risk securities. These securities carry higher yields and greater opportunity for capital appreciation than investment grade securities. While there can be no guarantee, the Board of Directors believes that permitting the Fund to invest to a greater degree in high yield securities will result in improved Fund performance. Historically, the Fund's shares have traded at a discount to the Fund's net asset value. If increased investment in high yield, high risk securities is successful in improving the dividend the Fund generates, this may in turn cause the market value of the Fund's shares to increase, thus reducing the discount.

     Investments in high yield, high risk securities, while generally providing greater potential opportunity for capital appreciation and higher yields than investments in higher rated securities, also entail greater risk, including the possibility of default or bankruptcy of the issuer of such securities. There is the risk that investing more assets in high yield, high risk securities could actually have a negative effect on Fund performance. Risk of default or bankruptcy may be greater in periods of economic uncertainty or recession, as the issuers of high yield, high risk securities may be less able to withstand general economic downturns. CIGNA Investments seeks to reduce risk through diversification, credit analysis and attention to current developments and trends in both the economy and financial markets.

     The values of high-yield, high risk securities tend to reflect individual corporate developments or adverse economic changes to a greater extent than higher rated securities, which react primarily to fluctuations in the general level of interest rates. Periods of economic uncertainty and changes generally result in increased volatility in the market prices and yields of high-yield, high risk securities and, thus, in the Fund's net asset value. Further, these fixed-income securities are considered by the rating agencies, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation and will generally involve more credit risk than securities in the higher rating categories; the Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal of or interest on its portfolio holdings. In addition, lower rated investment grade securities may also be considered by the rating agencies as having speculative characteristics as to the issuers ability to pay interest and repay principal in accordance with the terms and obligation. Changes by recognized rating services in their ratings of any fixed-income security and in the ability of an issuer to make payments of interest and principal may also affect the value of the Fund's investments.

     High-yield, high risk securities are frequently subordinated to the prior payment of senior indebtedness. Moreover, the securities are traded in markets that may be relatively less liquid than the market for higher rated securities because the lower rated securities may be held by relatively few purchases. Under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the Fund may find it more difficult to sell such securities when CIGNA Investments believes it advisable to do so or may be able to sell such securities only at prices lower than if the securities were more widely held. In such circumstances, the Fund may also find it more difficult to determine the fair value of such securities for purposes of computing the Fund's net asset value. The Fund, in most instances, utilizes an independent pricing service to determine the fair value of its high yield, high risk securities for financial statement purposes since market quotations are not readily ascertainable. Securities for which market quotations are not readily available will be valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund. Changes in the value of portfolio securities will not necessarily affect cash income derived from such securities, but will affect the Fund's net asset value.

     Some lower-rated securities are issued to raise funds in connection with the acquisition of a company, in a so-called "leveraged buy-out" transaction. The highly leveraged capital structure of such issuers may make them especially vulnerable to adverse changes in economic conditions.

     Generally, when interest rates rise, the value of fixed rate debt obligations, including high-yield, high risk securities, tends to decrease; when interest rates fall, the value of fixed rate debt obligations tends to increase. If an issuer of a high-yield, high risk security containing redemption or call provisions exercises either provision in a declining interest rate market, the Fund would have to replace the security, which could result in a decreased return for shareholders.

     The credit ratings issued by credit rating services may not fully reflect the true risks of an investment. For example, credit ratings typically evaluate the safety of principal and interest payments, not market value risk, of high-yield high risk securities. Also, credit rating agencies may fail to change on a timely basis a credit rating to reflect changes in economic or company conditions that affect a security's market value. Although CIGNA Investments considers ratings of recognized rating services such as Moody's Investors Service, Inc. and Standard & Poor's Corporation, CIGNA Investments primarily relies on its own credit analysis, which includes a study of existing debt, capital structure, history and the current trend of earnings. CIGNA Investments continually monitors the investments in the Fund's portfolio and carefully evaluates whether to dispose of or retain high-yield, high risk securities whose credit ratings have changed. An explanation of Standard & Poor's Corporation's ratings is attached to the proxy statement.

REQUIRED VOTE

     This change in investment  objective requires the approval of the lesser of
(a) the vote of the holders of 67% or more of the outstanding shares of the Fund present in person or by proxy at a meeting of shareholders, if the holders of more than 50% of the outstanding shares are present or represented by proxy; or (b) the vote of the holders of more than 50% of the outstanding shares of the Fund.

     THE FUND'S BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THIS CHANGE IN INVESTMENT OBJECTIVE.

                                   PROPOSAL 2

                AMENDMENT TO FUNDAMENTAL INVESTMENT RESTRICTION

     Presently, one of the Fund's fundamental investment limitations is that the Fund will not purchase or sell commodities or commodity contracts except for foreign exchange contracts. The Fund may also invest in interest rate futures contracts and related options. Arguably, the language restricts the Fund's ability to use futures and options on futures on foreign currency. The Board of Directors recommends that this limitation be modified to permit the Fund to purchase and sell futures and options on futures on foreign currency. The Fund would do so to manage its exposure to foreign currency.

     The Fund's present policy on commodities reads as follows:

     The Registrant [the Fund] will not purchase or sell commodities or commodity contracts except for foreign exchange contracts (see Item 7(c)).

     Item 7(c) of the Fund's registration statement specifically permits forward foreign exchange, but does not address futures or options on futures. To avoid any uncertainty, the Fund proposes that this policy read as follows:

     The Registrant [the Fund] will not purchase or sell commodities or commodity contracts except for foreign exchange contracts, including without limitation, currency futures and options on futures.

     The Fund may invest 25% of its assets in foreign securities payable in foreign currencies. To manage its exposure to foreign currencies, the Fund may, if this proposal is approved by shareholders, purchase and sell foreign currency futures contracts and options on these futures contracts.

CURRENCY FUTURES AND OPTIONS ON FUTURES

      Foreign currency futures contracts are standardized exchange-traded contracts to buy or sell currency at a future time at a specified price. A futures contract sale typically creates an obligation of the seller to deliver the type of asset called for in the contract at the agreed upon price on the specified date. A futures contract purchase typically creates an obligation of the purchaser to take delivery of the asset at the agreed upon price on the specified date. Depending on the change in the value of the asset between the time the Fund enters into and terminates a futures contract, the Fund realizes a gain or loss. Options on currency futures contracts provide option holders, in return for a premium paid, with the right to assume a position in the underlying futures contract. The Fund's use of currency futures and options on futures will not be limited to domestic exchanges.

     If this proposal is approved, the Fund may use these instruments for both "transaction hedging" and "position hedging." Transaction hedging involves entering into foreign currency transactions with respect to specific receivables or payables, generally arising in connection with the purchase or sale of portfolio securities. The Fund may engage in transaction hedging when it desires to "lock in" the U.S. dollar price of a security it has agreed to purchase or sell, or the U.S. dollar equivalent of a dividend or interest payment in a foreign currency. By transaction hedging the Fund will attempt to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the applicable foreign currency during the period between the date on which the security is purchased or sold, or on which the dividend or interest payment is earned, and the date on which such payments are made or received.

     Position hedging generally involves using these instruments to protect against a decline in the value relative to the U.S. dollar of the currencies in which the Fund's portfolio securities are denominated or quoted.

     Transaction and position hedging do not eliminate fluctuations in the underlying prices of the securities, which the Fund owns or intends to purchase or sell. They simply establish a rate of exchange which one can achieve at some future point in time. Additionally, although these techniques tend to minimize the risk of loss due to a decline in the value of the hedged currency, they tend to limit any potential gain, which might result from the increase in value of such currency.

     When the Fund purchases a futures contract, it will deposit cash and liquid assets equal to the market value of the futures contract (less any related margin deposit) in a segregated account with the Fund's custodian to collateralize the position.

     Futures and options transactions involve costs and may result in losses. Certain risks arise because of the possibility of imperfect correlations between movements in the prices of futures and options and movements in the prices of the underlying asset that is the subject of a hedge. Other risks arise from the Fund's potential inability to close out such positions. There can be no assurance that the Fund will be able to effect closing transactions at any particular time or at an acceptable price.

     The decision as to whether and to what extent the Fund will use foreign currency futures and options will depend on a number of factors, including prevailing market conditions, the composition of the Fund's portfolio and the availability of suitable transactions. Accordingly, there can be no assurance that the Fund will engage in these transactions at any given time or from time to time.

     The Board of Directors recommends that shareholders approve this proposal so that the Fund would have these instruments available to assist in the management of risks associated with holding securities denominated in foreign currencies.

REQUIRED VOTE:

     This change in investment restriction requires the approval of the lesser of (a) the vote of the holders of 67% or more of the outstanding shares of the Fund present in person or by proxy at a meeting of shareholders, if the holders of more than 50% of the outstanding shares are present or represented by proxy; or (b) the vote of the holders of more than 50% of the outstanding shares of the Fund.

     THE FUND'S BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THIS CHANGE IN INVESTMENT RESTRICTION.

PART 3 - MORE ON PROXY VOTING AND SHAREHOLDER MEETINGS

     This section provides information on a number of topics relating to proxy voting and shareholder meetings.

     PROXY SOLICITATION METHODS. The Fund will solicit shareholder proxies in a variety of ways. All shareholders who are entitled to vote will receive these proxy materials by mail. In addition, the Fund may also arrange for an outside firm to solicit shareholder votes by telephone on the Fund's behalf. This procedure will be employed only after all more cost-effective means of soliciting shareholder votes have been exhausted.

     PROXY SOLICITATION COSTS. The Fund will pay all costs of soliciting proxies from shareholders, including costs relating to the printing, mailing and tabulation of proxies. By voting immediately, you can help the Fund avoid the considerable expense of a second solicitation.

     QUORUM. In order for the shareholder meeting to go forward, the Fund must achieve a quorum. This means that a majority of the Fund's shares must be represented at the meeting--either in person or by proxy. All returned proxies count towards a quorum, regardless of how they are voted ("For," "Against" or "Abstain"). The Fund will count abstentions and broker non-votes as present for establishing a quorum, but which have not been voted. (Broker non-votes are shares for which (i) the underlying owner has not voted and (ii) the broker holding the shares does not have discretionary authority to vote on the particular matter.) For this reason, abstentions and broker non-votes will have no effect on the outcome of the vote.

     REVOKING YOUR PROXY. You may revoke your proxy at any time up until voting results are announced at the shareholder meeting. You can do this by writing to the Fund's Secretary, by returning a later dated proxy, or by voting at the meeting.

     SHAREHOLDER PROPOSALS FOR FUND'S NEXT ANNUAL MEETING. Any shareholder proposals to be included in the proxy statement for the Fund's next annual meeting must be received by the Fund prior to November 3, 1999. Shareholder proposals not included in the proxy materials may be presented from the floor at the annual meeting only if the shareholder notifies the Fund as to the proposal's nature and certain additional information by February 21, 2000.

     ANNUAL/SEMI-ANNUAL REPORTS. The Fund's most recent annual and semi-annual reports to shareholders are available at no cost. To request a report, please call toll-free at 1-800-426-5523 or write to the Fund, P.O. Box 13856, Philadelphia, PA, 19101, Attn: Alfred A. Bingham III. The Fund's 1998 annual report and 1999 semi-annual report were previously mailed to shareholders.

     LITIGATION. The Fund is not involved in any litigation.

     OTHER MATTERS. At this point, we know of no other business to be brought before the shareholder meeting. However, if any other matters do come up, we will use our best judgment to vote on your behalf. If you object to our voting other matters on your behalf, please tell us so in writing before the meeting.

     RECORD DATE AND OUTSTANDING SHARES. At the close of business on October 26, 1999, the record date for determination of shareholders entitled to vote at the meeting, there were 4,792,215 outstanding shares. Each share is entitled to one vote. This proxy statement and the accompanying Notice of Special Meeting of Shareholders and form of proxy are being mailed on or about November 1, 1999 to shareholders of record on the record date.

     ADDRESS OF CIGNA INVESTMENTS. CIGNA Investments' address is 900 Cottage Grove Road, Hartford, Connecticut 06152.

     FUND'S ADDRESS. The principal executive offices of the Fund are located at Two Liberty Place, 1601 Chestnut Street, Philadelphia, Pennsylvania 19192-2211 and the mailing address of the Fund is P.O. Box 13856, Philadelphia, Pennsylvania 19101.

STANDARD & POOR'S CORPORATION - RATINGS

     AAA: An obligation rated AAA has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment is EXTREMELY STRONG.

     AA: An obligation rated AA differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is VERY STRONG.

     A: An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still STRONG.

     BBB: An obligation rated BBB exhibits ADEQUATE protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

     Obligations rated BB, B, CCC, CC and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major risk exposures to adverse conditions.

     BB: An obligation rated BB is LESS VULNERABLE to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

     B: An obligation rated B is MORE VULNERABLE to nonpayment than obligations rated BB but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

     CCC: An obligation rated CCC is CURRENTLY VULNERABLE to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

     CC: An obligation rated CC is CURRENTLY HIGHLY VULNERABLE to nonpayment.

     C: The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

     D: An obligation rated D is in payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized.

     Plus (+) or Minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

     r: This symbol is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns which are not addressed in the credit rating. Examples include: obligations linked or indexed to equities, currencies, or commodities; obligations exposed to severe prepayment risk - such as interest-only or principal-only mortgage securities; and obligations with unusually risky interest terms, such as inverse floaters.

[CIGNA TREE LOGO GRAPHIC APPEARS HERE]                              CGINS-SPS-99

                                                                                                          For     Against   Abstain
                                                                  1.  Change the Fund's investment        __       __        __
 _                                                                    objective to permit investment     |__|     |__|      |__|
/X/  PLEASE MARK VOTES                                                of up to 35% of Fund assets
--   AS IN THIS EXAMPLE                                               in high yield securities.

CIGNA INVESTMENT SECURITIES, INC.

This proxy will be voted as specified.  If you simply sign the proxy, it will be voted for proposal 1 and proposal 2.  In
their discretion, the proxies will also be authorized to vote     2.  Amend the Fund's fundamental        For     Against    Abstain
upon such other matters that may properly come before the             restriction on commodities to       __       __         __
meeting.                                                              permit investment in futures and   |__|     |__|       |__|
                                                                      options on futures on foreign
Mark box at right if an address change or comment has                 currency.
been noted on the reverse side of this card.          _
CONTROL NUMBER:                                      |_|
                                                                  3.  In their discretion upon such       For     Against    Abstain
                                                                      other matters as may properly
                                                                      come before the meeting.            __       __         __
                                                                                                         |__|     |__|       |__|




                                                   |---------------------------|
Please be sure to sign and date this Proxy         |Date                       |
|--------------------------------------------------|---------------------------|
|                                                                              |
|   Shareholder sign here                           Co-owner sign here         |
|------------------------------------------------------------------------------|

                                                    RECORD DATE SHARES:

                        CIGNA INVESTMENT SECURITIES, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard H. Forde and Jeffrey S. Winer and either one of them, proxies of the undersigned, with the power of substitution, to vote the shares of the undersigned at the Special Meeting of Shareholders of CIGNA Investment Securities, Inc. (the "Fund'), on Tuesday, December 7, 1999 at 9:00 a.m., Eastern Time, at the Sheraton Springfield Hotel, One Monarch Place, Springfield, Massachusetts, and at any adjournment thereof, in the manner directed herein on the matters described in the notice and accompanying proxy statement for the meeting. The Directors recommend that you vote "FOR" each of the proposals. As to any other matter, the proxies shall vote in accordance with their best judgment.

|------------------------------------------------------------------------------|
|   PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE     |
|   ENCLOSED ENVELOPE.                                                         |
|------------------------------------------------------------------------------|

|------------------------------------------------------------------------------|
|   Please sign this proxy exactly as your name appears on the books of the    |
|   Fund.  Joint owners should each sign personally.  Trustees and other       |
|   fiduciaries should indicate the capacity in which they sign. If a          |
|   corporation or partnership, this signature should be that of an authorized |
|   officer who should state his or her title.                                 |
|------------------------------------------------------------------------------|

    HAS YOUR ADDRESS CHANGED?       DO YOU HAVE ANY COMMENTS?
    ____________________________    _______________________________________

    ____________________________    _______________________________________

    ____________________________    _______________________________________